Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-83383, 333-85741 and 333-50078) and on Form S-1 (No. 333-84789) of MarketWatch.com, Inc. of our report dated January 27, 2003 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
San Francisco, California
March 31, 2003